UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 13, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retention Bonus Agreements

On March 13, 2017, in an effort to retain top-tier executive talent, the Board of Directors of GulfMark Offshore, Inc. (the “Company”), after consultation with the Company’s outside advisors and the Compensation Committee of the Board of Directors, approved the payment of key employee retention bonuses and the execution of agreements (each, a “Retention Bonus Agreement”) with certain executives of the Company and certain of its subsidiaries, including four named executive officers of the Company. The key employee retention bonuses are designed to supplement the Company’s or its subsidiaries’ existing employee compensation programs.

The Retention Bonus Agreements provide for payment to each recipient of cash-denominated awards in two equal installments, subject to continued employment through the Vesting Date as described below. The first installment is to be paid as soon as administratively practicable following the execution of a Retention Bonus Agreement by a recipient. The second installment payment will be paid on the earliest of (a) the Waiver Expiration Date, which is defined in the Retention Bonus Agreements as the date on which all of the limited waivers or forbearances granted to the Company or any of its subsidiaries by certain significant lenders and noteholders, as applicable, expire without having been extended or substituted with new waivers, (b) the execution of a definitive agreement providing for a Restructuring (as defined therein) and (c) July 11, 2017. As of the date hereof, the expected Waiver Expiration Date is April 14, 2017, which may be extended by agreement of the Company and certain of its significant lenders and noteholders.

Under the Retention Bonus Agreements, if prior to March 13, 2018 (the “Vesting Date”) the recipient either (i) voluntarily terminates his employment with the Company or any of its subsidiaries, as applicable, other than as a result of an Eligible Retirement (as defined therein) or (ii) his employment is terminated by the Company for Cause (as defined in therein), then the recipient will forfeit his right to payment of any remaining installment payments and will be obligated to repay the Company or its subsidiary, as applicable, the total amount previously paid pursuant to a Retention Bonus Agreement prior to such termination. If a recipient’s employment is terminated prior to the Vesting Date without Cause, as an Eligible Retirement or by reason of Disability (as defined therein) or death, the recipient will remain eligible to receive any scheduled installment payments and to retain any prior payments under the Retention Bonus Agreements. The recipient’s retention of all or any portion of the retention bonus under his Retention Bonus Agreement in connection with a termination without Cause or as an Eligible Retirement will be contingent on the recipient executing and not revoking a release agreement, in a standard form provided by the Company, granting a full release of all actual and potential claims that the recipient has or may have against the Company or its affiliates.

The aggregate amounts of payments to the named executive officers pursuant to the Retention Bonus Agreements are as follows:

Named Executive Officer	Total Retention Bonus Amount
Quintin V. Kneen President & Chief Executive Officer	$510,000
James M. Mitchell Executive Vice President & Chief Financial Officer	$304,200
David E. Darling Senior Vice President and Chief Human Resource Officer	$250,000
Samuel R. Rubio Senior Vice President, Controller and Chief Accounting Officer	$250,000

The foregoing description of the Retention Bonus Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Retention Bonus Agreement which is attached hereto and filed as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

10.1	Form of Key Employee Retention Bonus Agreement dated effective March 13, 2017 between GulfMark Offshore, Inc. and named executive officers of GulfMark Offshore, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2017	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer

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